Date: October 19, 2005

Contact: Neal A. Petrovich, Senior Vice President (434-773-2242)

Traded: NASDAQ National Market Symbol: AMNB

Community
First Contact: F.F. “Bucky” Falls, President (434-386-6309)

AMERICAN NATIONAL BANKSHARES INC. TO ACQUIRE COMMUNITY FIRST FINANCIAL CORPORATION

Danville, VA -- American National Bankshares Inc. (NASDAQ: AMNB), parent company of American National Bank and Trust Company, has entered into a definitive agreement to acquire Community First Financial Corporation (OTCBB: CYFC). The agreement was announced jointly by Charles H. Majors, President and Chief Executive Officer of American National, and Dr. Frank C. Crist, Jr., Chairman and Chief Executive Officer of Community First.
The agreement provides that shareholders of Community First will have the right to receive either 0.9219 shares of American National common stock or $21.00 in cash, for each share of Community First common stock. Each preferred stock shareholder of Community First will have the right to receive either 1.1063 shares of American National common stock or $25.20 in cash, for each share of Community First preferred stock. Per the agreement, cash consideration is limited to 50% of the total consideration. The total transaction value is estimated to be $33.9 million.
Community First Financial Corporation is the parent company of Community First Bank, which operates four offices serving the City of Lynchburg, Virginia and the counties of Bedford, Campbell and Nelson. The bank had reported assets of $165 million at June 30, 2005. When the acquisition is complete, American National’s assets will approximate $780 million. Last month, American National opened a full-service office in the Lynchburg market, offering commercial and consumer banking as well as trust and investment services.
The acquisition is subject to certain conditions, including Community First shareholder approval and regulatory approval, and is expected to close in the first quarter of 2006. Following the closing, it is anticipated that Community First Bank will be merged into American National Bank and Trust Company.
“We are delighted with this opportunity to strengthen our presence in Central Virginia”, stated Majors. “This acquisition fits our strategy of expanding into higher-growth markets, and we are particularly excited about the growth potential of the Lynchburg area market. We look forward to continuing Community First’s tradition of relationship banking and the opportunity to earn the respect and trust of their customers, employees and shareholders. We believe this transaction will positively impact earnings per share beginning in the fourth quarter of 2006 as cost savings are fully realized. Additionally, we view this deal as an excellent means to prudently leverage our strong capital base.”
“Our agreement with American National is a terrific opportunity for our customers, employees, and shareholders who have shown tremendous loyalty and support these past six years”, added Crist. “Our employees will be able to grow with a larger organization and continue to serve our customers with exceptional customer service. American National brings our customers an increased array of financial products and services, along with a reputation for great customer service and bank management.”

About American National
American National Bankshares Inc. is the holding company of American National Bank and Trust Company, a community bank with fifteen full service offices and one loan production office. Full service offices are located in Danville, Chatham, Collinsville, Gretna, Martinsville, Henry County, South Boston, and Lynchburg, Virginia, and in Yanceyville, North Carolina. The Bank also operates a loan production office in Greensboro, North Carolina. American National Bank and Trust Company provides a full array of financial products and services, including commercial, mortgage, and consumer banking; trust and investment services; and insurance. Services are also provided through nineteen ATMs, “AmeriLink” Internet banking, and 24-hour “Access American” phone banking. Additional information is available on the Bank’s website at www.amnb.com. The shares of American National Bankshares Inc. are traded on the NASDAQ National Market under the symbol “AMNB”.
This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Corporation and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Corporation’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. American National Bankshares Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.